UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 22, 2019

TECHCARE CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-55680

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

1140 Avenue of the Americas, New York, NY	10036
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: (646) 380-6645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

TechCare Corp. (the “Registrant”) resolved to appoint Ms. Tali Dinar as the new chief financial officer of the Registrant and its wholly-owned Israeli subsidiary, Novomic Ltd. (“Novomic”), replacing Nir Shemesh, who had served as chief financial officer of the Registrant and of Novomic since September 2018, effective as of January 20, 2019.

Tali Dinar (48), Between November 2017 and January 2019 and Between May 2010 and May 2015, Ms. Dinar served as chief financial officer of MICT Inc. (NASDAQ:MICT), a publically traded holding company. Between November 2012 and July 2013 and between May 2015 and January 2016 Mr. Dinar served as chief financial officer of Micronet Ltd., MICT’s subsidiary. Mr. Dinar served as a director of Micronet Ltd. between November 2013 and May 2015 and since July 2016. Mr. Dinar also served as a Director of Enertec Systems, MICT’s subsidiary, between May 2015 and May 2018. Ms. Dinar holds a B.A in accounting and business management from the College of Management Academic Studies in Rishon Lezion, Israel and is a certified public accountant in Israel.

There are no family relationships between Ms. Dinar and any director or executive officer of the Registrant or its subsidiaries.

Pursuant to her agreement, Ms. Dinar will receive a monthly salary of NIS 23,000 (approximately $6,250). Upon the lapse of the first three months, Ms. Dinar’s monthly salary shall increase to NIS 27,000 (approximately $7,350). Upon the lapse of an additional three months, Ms. Dinar’s monthly salary shall increase to NIS 40,000 (approximately $10,900). In addition, the Company will contribute certain amounts towards certain pension, severance, disability and tax-advantaged savings for Ms. Dinar. Ms. Dinar will receive a leased car to be used in accordance with the Company’s policy and will also be entitled to reimbursement of expenses. Ms. Dinar may also be eligible for an annual bonus in an amount equal to up to 1% of any funds raised by the Registrant in a public offering occurring during Mr. Dinar’s employment. Ms. Dinar will be entitled to a further bonus equaling 3% of any funds raised by contracts introduced by her to the Registrant. Ms. Dinar will also be eligible to receive options to purchase shares of common stock constituting 1.2% of the Registrants’ outstanding stock as of the date of the Agreement (the “Options”). The Options shall vest over a period of four years in annual increments, subject to continued provision of services by Ms. Dinar. The agreement contains, among other things, a confidentiality obligation, a covenant not to compete, and an assignment of inventions.

A press release announcing the appointment of Ms. Tali Dinar as the new chief financial officer of the Registrant was issued on January 22, 2019, a copy of which is attached as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit. No.	Description
99.1	Press Release issued by the Registrant titled: “TechCare appoints Tali Dinar, former MICT Inc. (NASDAQ:MICT) as its Chief Financial Officer,” dated January 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechCare Corp.

By:	/s/ Doron Biran
Name:	Doron Biran
Title:	Chief Executive Officer

Date: January 22, 2019